UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

__________________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

___________________________________________________________________

Date of Report (Date of earliest event reported):  May 14, 2008

ADEX MEDIA, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	333-143695	20-8755674
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

422 Oakland Drive Raleigh, North Carolina	27609
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (919) 271-3470

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01    Completion of Acquisition or Disposition of Assets

As previously reported, SupportSpan, Inc., a Nevada corporation (“SupportSpan”), was merged with and into Adex Media, Inc., a Delaware corporation (“Adex”), for the purpose of changing its state of incorporation to Delaware from Nevada and changing its name to Adex Media, Inc., all pursuant to a Certificate of Ownership and Merger dated April 25, 2008, approved by stockholders on April 25, 2008 and filed with the Secretary of State of Delaware on April 25, 2008.  Under the terms of the Certificate of Ownership and Merger, Adex was the surviving entity and each share of SupportSpan was exchanged for 19.3624423963134 shares of Adex.

Merger

The Merger.  On May 14, 2008, Adex entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) by and among Adex Media Acquisition, Inc., a wholly-owned subsidiary of Adex, and Abundantad, Inc., a privately held Nevada corporation (“Abundantad”).

Pursuant to the terms and conditions of the Merger Agreement:

At the closing of the Merger Agreement, each share of Abundantad’s common stock issued and outstanding immediately prior to the closing of the Merger was converted into the right to receive one (1) share of Adex’s common stock.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Merger Agreement, which is filed as Exhibit 2.1 hereto and incorporated herein by reference.

Following the closing of the Merger there were 29,524,653 shares of Adex’s common stock issued and outstanding.  Approximately 56% of such issued and outstanding shares were held by the former stockholders and investors of Abundantad.

Adex had no options or warrants to purchase shares of its capital stock outstanding immediately prior to the closing of the Merger.  Abundantad had not issued any warrants.  Immediately prior to the Merger, Adex adopted, and its stockholders have approved, an employee stock option plan and reserved 5,000,000 shares of its common stock for issuance as incentive awards to officers, directors, employees, consultants and other qualified persons in the future.  Immediately following the Merger, Adex Media issued options to purchase shares of its capital stock to three individuals: Dennis Hom, James Kim and Ben Zadik to purchase 75,000 shares, 75,000 shares and 1,000,000 shares of common stock, respectively.  Additionally, Adex Media issued options to Ed Bernstein and Ed Roffman, two of its directors, to exercise 25,000 shares of common stock each.  All of these options have a term of five years and are exercisable at $0.75 per share.

The shares of Adex’s common stock issued to former holders of Abundantad’s common stock in connection with the Merger were not registered under the Securities Act, in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act and Regulation D promulgated under that section, which exempts transactions by an issuer not involving any public offering.  These securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.  Certificates representing these shares contain a legend stating the restrictions applicable to such shares.

Changes Resulting from the Merger.  Adex intends to carry on Abundantad’s business as its sole line of business.  Adex has relocated its executive offices to 883 N. Shoreline Blvd., Mountain View, California 94943 and its telephone number is (650) 967-3040.

The Merger and its related transactions were approved by the holders of a requisite number of shares of Abundantad’s capital stock pursuant to written consents dated as of May 14, 2008.  Under Nevada law, Abundantad’s stockholders who did not vote in favor of the Merger may demand in writing, pursuant to the exercise of their appraisal rights, that Abundantad pay them the judicially determined fair value of their shares.  Determination of fair value is based on many relevant factors that a court may consider.  At May 14, 2008, no holders of shares of Abundantad’s common stock had indicated their intention to seek appraisal of their shares.

Changes to the Board of Directors and Executive Officers.  Upon closing of the Merger, the then-current sole officer and director of Adex resigned and was replaced by new officers and directors.  Immediately following the closing of the Merger, Adex’s board of directors was reconstituted to consist of Ed Roffman, Scott Rewick and Ed Bernstein.  Following the Merger, our officers consisted of the officers of Abundantad immediately prior to the Merger.  The new officers and directors are as follows:

Name	Age	Position
Ed Roffman	58	Director
Scott Rewick	40	Director and Chief Executive Officer
Ed Bernstein	56	Director
Ben Zadik	33	Chief Financial Officer
Brian Carrozzi	30	Chief Operating Officer

All directors hold office for one-year terms until the election and qualification of their successors.  Officers are elected by the board of directors and serve at the discretion of the board.

Accounting Treatment.  The Merger is being accounted for as a reverse acquisition and recapitalization.  On the Closing Date of the Merger, Abundantad also acquired Kim & Lim, LLC d/b/a PiecesMedia.  Abundantad is the acquiror for accounting purposes and Adex is the acquired company.  Accordingly, Abundantad’s historical financial statements along with the financial statements for Kim & Lim, LLC historical financial statements for periods prior to the acquisition become those of the registrant (Adex) retroactively restated for, and giving effect to, the number of shares received in the Merger.  The accumulated deficit, if any, of Abundantad is carried forward after the acquisition.  Operations reported for periods prior to the Merger are those of Abundantad.  Earnings per share for the periods prior to the Merger are restated to reflect the equivalent number of shares outstanding.
Description of Our Company

SupportSpan was incorporated as a Nevada corporation on March 13, 2007, as a tech-support firm that provided on-line remote support services to small businesses and self-employed professionals.  On April 25, 2008, SupportSpan merged into Adex for the sole purpose of reincorporating in the State of Delaware.

Abundantad was formed in Nevada on February 4, 2008 for the purpose of acquiring one or more channels for Internet publishing and dissemination of content that is suitable for paid advertising and sponsorship on a per-activity or viewership basis.  In April 2008, Abundantad, Inc. entered into an Asset Purchase Agreement with Kim & Lim, LLC d/b/a PiecesMedia to purchase all of the assets of the already existing tech-support business.  On May 14, 2008, the Asset Purchase Agreement between Abundantad and Kim & Lim, LLC closed.

After the Merger, Adex succeeded to the business of Abundantad as its sole line of business.

Description of Business

As used in this Current Report on Form 8-K, all references to the “Company,” “we,” “our” and “us” for periods prior to the closing of the Merger refer to Abundantad, and for periods subsequent to the closing of the Merger refer to Adex and its wholly owned subsidiary.

Overview

On February 4, 2008, Abundantad was formed for the purpose of:

•
Acquiring publishers of Internet content whose properties are deemed desirable to generate paid-for dissemination of third-party direct advertising, and revenues derived from agency and advertising network directed advertising on the Internet.

•
Abundantad intends to seek to acquire, own and operate content websites which may include contest, sweepstakes and other Internet websites in furtherance of its purposes, including through joint ventures, revenue sharing and similar arrangements.

        On May 14, 2008, Abundantad entered into an Asset Purchase Agreement with Kim and Lim, LLC d/b/a PiecesMedia.  This acquisition allows us to facilitate our business plan by acquiring an Internet publishing company.  We will operate as an Internet publisher and we will disseminate content that is suitable for paid advertising and sponsorship on a per-activity or viewership basis.

Abundantad will have further financing needs for the operation of its newly acquired business and may seek funds through one or more private placements or registered offerings.

Our strategy included continuation of the operations of Kim & Lim, LLC and potentially acquiring other companies in similar industries as Kim & Lim, LLC.  There can be no assurance that any of our goals will be met or we will succeed in the purpose for which we were formed.  See “Risk Factors” below.

        To fund our acquisition strategy and our future business expansion, Abundantad, prior to the Merger, privately raised $5.7 million from the sale of common stock.

Internet Advertising and Publishing Businesses

Adex Media is a start-up company which seeks to become an Internet publisher and advertising company.  Adex Media intends to acquire businesses and become a provider of Internet published content and offer advertising solutions for Internet advertisers desiring to pay for consumer actions that contribute to their bottom line. Adex Media intends to offer advertising customers a multi-channel Internet advertising destination through a collection of websites.  In addition, through these activities, Adex Media also will seek to become a multi-channel Internet advertising network providing desirable website destinations and broader solutions for direct advertisers and agencies designed to satisfy advertiser and agency demand for new customer leads and acquisitions.

We intend to offer basic paid for Internet advertising and performance-based paid for Internet advertising.  Paid for advertising is commonly known as cost-per-action (CPA) (or in some cases cost-per-click, CPC), in which an advertiser only pays when an Internet user completes an action as defined by the advertiser such as acquiring qualified database names (e.g. opt-in email), includes sign-ups, downloads, inquiries or acquiring paying customers.  An action is deemed complete when an Internet user lands on a location and takes an action, such as clicking on an advertisement.

We intend to pursue the acquisition of businesses that are publishers of content and provide advertising network opportunities that make cost-effective Internet advertising programs and services feasible, although presently we offer none of these services to customers.  Our strategy is to undertake a roll-up of several similar businesses operating in the described markets in order to satisfy its objective through a publicly-traded parent company.

To implement our plan, in addition or organic growth, we plan to make strategic acquisitions of content publishers, advertising network and affiliate marketing businesses.

The Market Opportunity

Management feels there is a significant opportunity both through organic growth within the online lead generation space, and also through favorable mergers and acquisitions. Within online lead generation, the opportunity is to develop and scale testing methodologies that allow us to successfully purchase all forms of online media profitably.  Management feels we can build systems that allow us to take advantage of all forms of media online.  As these forms of media continue to develop and expand, Adex Media will gain significant advantages.  Similarly, our expertise will extend to owning the back end advertising, and we have plans to develop continuity programs and other e-commerce opportunities.  We believe that by both pursuing and expanding our expertise in media buying, coupled with continued development of our own backend products, the company will continue to gain market share.

Competitive Factors

The market for Internet advertising and related services is intensely competitive. We expect this competition to continue to increase because there are no significant barriers to entry. Increased competition may result in price reductions for advertising space, reduced margins and loss of our market share. We will compete with the following types of companies:

        - Internet advertising networks that focus on a CPA model, such as Value Click Media (Fast Click) and CPX Interactive;

- Internet affiliate networks using a performance based model, such as Media Breakaway/CPA Empire, Hydra Media and Media Whiz Holdings;

- Email publishers and Data/List Management firms that utilize performance based models such as Datran;

- Internet navigational and Web search engine companies moving into the pay-for-performance space such as Google; and

- Traditional advertising and direct marketing media, such as radio, cable, television, print and direct marketing.

We also compete with traditional advertising media, such as direct mail, television, radio, cable and print, for a share of advertisers' total advertising budgets.  Many of our current and potential competitors enjoy competitive advantages over us, such as longer operating histories, greater name recognition, larger customer bases, greater access to advertising space on high-traffic websites, and significantly greater financial, technical and marketing resources. We may not be able to compete successfully, and competitive pressures may materially and adversely affect our business, results of operations and financial condition.

Intellectual Property

We intend to seek to protect its intellectual property through existing laws and regulations and by contractual restrictions.  We rely upon trademark, copyright law, trade secret protection and confidentiality or license agreements with our employees, customers, partners and others to help protect intellectual property.  We do not have any patents or patent-pending technology or own any other intellectual property.

Property

We do not own any property, however, we do lease office space that is used for corporate offices.  We lease 2,825 square feet of office space and pay $6,780 in monthly lease payments.

Employees

Other than our officers and directors we have only three employees.  One of the employees is an executive assistant and the other two are James Kim and Dennis Hom.  Both, Mr. Kim and Mr. Hom, entered into employment agreements on May 14, 2008 in connection with the Asset Purchase Agreement between Abundantad and Kim and Lim, LLC (the “Employment Agreements”).  Pursuant to the Employment Agreements, both employees have a one-year term of employment commencing on May 14, 2008 and a base annual salary of $85,000.  In addition, both employees are eligible to participate in the employee benefit plan and are entitled to two weeks vacation per year.  Lastly, both employees are subject to a non-competition provision that prohibits them from competing with us for a period of one-year following the termination of employment.

Legal Proceedings

We are not aware of any legal proceedings either commenced or threatened against us.

Forward-Looking Statements

This Current Report on Form 8-K and other written reports and oral statements made from time to time by the Company may contain so-called “forward-looking statements,” all of which are subject to risks and uncertainties.  Forward-looking statements can be identified by the use of words such as “expects,” “plans,” “will,” “forecasts,” “projects,” “intends,” “estimates,” and other words of similar meaning.  One can identify them by the fact that they do not relate strictly to historical or current facts.  These statements are likely to address the Company’s growth strategy, financial results and product and development programs.  One must carefully consider any such statement and should understand that many factors could cause actual results to differ from the Company’s forward looking statements.

Such risks and uncertainties include but are not limited to those outlined in the section entitled “Risk Factors” and other risks detailed from time to time in our filings with the SEC or otherwise.  These factors may include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not.  No forward looking statement can be guaranteed and actual future results may vary materially.

Information regarding market and industry statistics contained in this Report is included based on information available to us that we believe is accurate.  It is generally based on industry and other publications that are not produced for purposes of securities offerings or economic analysis.  We have not reviewed or included data from all sources, and cannot assure investors of the accuracy or completeness of the data included in this Report.  Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services.  We do not assume any obligation to update any forward-looking statement.  As a result, investors should not place undue reliance on these forward-looking statements.

Management’s Discussion and Analysis or Plan of Operation

This discussion should be read in conjunction with the other sections of this Report, including “Risk Factors,” “Description of Business” and the Financial Statements attached hereto as Item 9.01 and the related exhibits.  The various sections of this discussion contain a number of forward-looking statements, all of which are based on our current expectations and could be affected by the uncertainties and risk factors described throughout this Report.  See “Forward-Looking Statements.” Our actual results may differ materially.

Overview

The following discussion is an overview of the important factors that management focuses on in evaluating our businesses, financial condition and operating performance and should be read in conjunction with the financial statements included in this Current Report on Form 8K.  The discussion contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward looking statements as a result of any number of factors, including those set forth under the section entitled “Risk Factors” and elsewhere in this Current Report on Form 8K.

Our Business

Adex Media is an online direct marketing company focusing on the following businesses:

1)	Online Media Buying with emphasis on display, search marketing and email
2)	Affiliate Marketing
3)	Promotional and Incentive Based marketing websites
4)	Mobile marketing platform
5)	Continuity consumer programs
6)	Click to Call Technology

The company’s efforts center on efficient buying of online media to promote its various products and services.  Using proprietary technology to create, track and manage a variety of online campaigns, the company is able to support a multi channel distribution network, ranging from CPM (Cost Per Thousand) to CPC (Cost Per Click) distribution buys, while promoting a variety of online services and advertisers.

The majority of the advertisers and publishers are US based, however the company is looking into expanding internationally, as well as looking to expand outside of traditional online based marketing.

Results of Operations

        The following tables set forth key components of our consolidated results of operations for the periods indicated.  All financial information contained in this Form 8-k are the results of the financial statements of Kim & Lim, LLC d/b/a PiecesMedia as acquired by Abundantad, Inc.  These results have been adjusted to reflect the Companys’ operations as if they had all been “C” corporations and had been operating as one entity since January 1, 2006.  The adjustments increased operating expenses to reflect owners’ draws as operating expenses and computed income taxes.

Twelve months ended December 31, 2007 compared to twelve months ended December 31, 2006

	2007	2006

Revenues	$1,771,478	$174,959
Cost of revenues	1,328,322	130,391
Gross margin	443,156	44,568

Operating expenses–general, administrative, and marketing costs	251,147	90,610

Total operating expenses	251,147	90,610
Income from operations	192,009	(46,042)

Interest income, net	2,320	-
Income before income taxes	194,329	(46,042)

Income taxes	71,017	-

Net income	$123,312	$(46,042)

Net Revenues:
Net revenues increased $1,597,000 or 913% in the year ended December 31, 2007 as compared to 2006. As revenue only began being generated in November 2005, the year over year increase was the result of starting from a very low base of revenue and reflected expansion of our business.

Cost of Revenues:
Cost of Revenues increased $1,198,000 or 919% in 2007 versus 2006.  This increase mirrors the revenue increase.

Gross margin:
Gross margin increased $399,000 or 894% in 2007.  Gross margin as a percent of revenue was 25.0% in 2007 versus 25.5% in 2006.  This increase reflected using more affiliates to generate revenue.  Affiliate generated revenue has a lower risk, but slightly higher cost.

Operating expenses:
Operating expenses increased $161,000 or 177% in 2007 over 2006. The increase in operating expenses was significantly lower, as a percent of revenue, than the other increases (revenue, cost of sales) as the company maintained very low overhead through the use of affiliates.

Income from operations:
The company moved from an operating loss of $46,000 in 2006 to a $194,000 profit before income taxes.

Net income:
Net income moved from a loss of $46,000 to a profit of $123,000.

Three months ended March 31, 2008 compared to three months ended March 31, 2007

	2008	2007

Revenues	$691,408	$312,302
Cost of revenues	543,660	194,863
Gross margin	147,748	117,439

Operating expenses–general, administrative, and marketing costs	98,901	40,403

Total operating expenses	98,901	40,403
Income from operations	48,847	77,036

Interest income (expense), net	4,439	(274)
Income before income taxes	53,286	76,762

Income taxes	14,532	22,635

Net income	$38,754	$54,127

Net Revenues:
Net revenues increased $379,000 or 121% in the three months ended March 31, 2008 as compared to the three months ended March 31, 2007. This increase was the direct result of increased use of affiliates.

Cost of Revenues:
Cost of Revenues increased $349,000 or 179% in three months ended March 31, 2008 versus the first three months of 2007.  Cost of sales increased more quickly than revenue due to the increased use of affiliates to expand revenue.

Gross margin:
Gross margin increases $30,000 or 26% in the first quarter of 2008 from the first quarter of 2007.  Gross margin as a percent of revenue was 21.4% in 2008 versus 37.6% in 2007.  This increase reflected using more affiliates to generate revenue.  Affiliate generated revenues have a lower risk, but slightly higher cost.

Operating expenses:
Operating expenses increased $58,000 or 145% in 2008 over 2007. The increase in operating expenses was largely due to auditing expenses ($42,000) incurred related to an acquisition.

Income from operations:
Income from operations decreased $28,000 from the first quarter of 2007 to the first quarter of 2008 or 37% as a result of the increased operating costs.

Net income:
Net income decreased $15,000 from the first quarter of 2007 to the first quarter of 2008 or 28% as a result of the increased operating costs.

LIQUIDITY AND CAPITAL RESOURCES

Historically, the Company generated positive cash flow from operations.  Given the increased costs associated with the acquisitions as well as increases in the management team to execute on its growth plans, we expect to be modestly cash flow negative from operations for a period of time. During the first quarter of 2008, we raised $3.6 million from private investors.  In the second quarter of 2008 we raised an additional $2.1 million from private investors. These funds will cover any cash requirements from operations through the end of 2008.

Recently Issued Accounting Pronouncements

In December 2007, the FASB issued SFAS No. 141 (revised 2007), “Business Combinations” (“SFAS 141R”) which replaces SFAS No. 141. SFAS 141R retains the purchase method of accounting for acquisitions, but requires a number of changes, including changes in the way assets and liabilities are recognized in the purchase accounting. It also changes the recognition of assets acquired and liabilities assumed arising from contingencies, requires the capitalization of in-process research and development at fair value, and requires the expensing of acquisition-related costs as incurred. SFAS 141R is effective for the Company beginning January 1, 2009 and will apply prospectively to business combinations completed on or after that date. The Company does not expect the adoption of SFAS 141R to have a material impact on its consolidated financial position or consolidated results of operations.

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements, an amendment of ARB 51” (“SFAS 160”) which changes the accounting and reporting for minority interests. Minority interests will be recharacterized as noncontrolling interests and will be reported as a component of equity separate from the parent’s equity, and purchases or sales of equity interests that do not result in a change in control will be accounted for as equity transactions. In addition, net income attributable to the noncontrolling interest will be included in consolidated net income on the face of the income statement and, upon a loss of control, the interest sold, as well as any interest retained, will be recorded at fair value with any gain or loss recognized in earnings. SFAS No. 160 is effective for the Company beginning January 1, 2009 and will apply prospectively, except for the presentation and disclosure requirements, which will apply retrospectively. The Company does not expect the adoption of SFAS 160 to have a material impact on its consolidated financial position or consolidated results of operations.

In December 2007, the FASB ratified the Emerging Issues Task Force consensus on EITF Issue No. 07-1, “Accounting for Collaborative Arrangements” that discusses how parties to a collaborative arrangement (which does not establish a legal entity within such arrangement) should account for various activities. The consensus indicates that costs incurred and revenues generated from transactions with third parties (i.e., parties outside of the collaborative arrangement) should be reported by the collaborators on the respective line items in their income statements pursuant to EITF Issue No. 99-19, “Reporting Revenue Gross as a Principal Versus Net as an Agent.”  Additionally, the consensus provides that income statement characterization of payments between the participants in a collaborative arrangement should be based upon existing authoritative pronouncements; analogy to such pronouncements if not within their scope; or a reasonable, rational, and consistently applied accounting policy election. EITF Issue No. 07-1 is effective beginning January 1, 2009 and is to be applied retrospectively to all periods presented for collaborative arrangements existing as of the date of adoption. The Company is currently evaluating the impacts and disclosures of this standard, but would not expect EITF Issue No. 07-1 to have a material impact on the Company’s consolidated results of operations or financial condition.

In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities — An Amendment of SFAS No. 133” (“SFAS 161”). SFAS 161 seeks to improve financial reporting for derivative instruments and hedging activities by requiring enhanced disclosures regarding the impact on financial position, financial performance, and cash flows. To achieve this increased transparency, SFAS 161 requires (1) the disclosure of the fair value of derivative instruments and gains and losses in a tabular format; (2) the disclosure of derivative features that are credit risk-related; and (3) cross-referencing within the footnotes. SFAS 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008. The Company is currently evaluating the impact that the adoption of SFAS No. 161 will have on its future results of operations or financial position.

In May 2008, The FASB issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles” (“SFAS 162”). SFAS 162 seeks to clarify the hierarchy of accounting principles by raising FASB Statements of Accounting Concepts to the same level as FASB Statements of Accounting Standards and directing the Statement of Auditing Standards No. 69 to entity’s rather than to auditors. SFAS 162 is effective 60 days following the SEC’s approval of the Public Company Accounting Oversight Boards amendment to AU Section 411, “The Meaning of Present Fairly in Conformity with Generally Accepted Accounting Principles.”  The Company does not believe that the adoption of SFAS No. 162 will have on a material effect on its future results of operations or financial position.

Off-Balance Sheet Arrangements

We did not engage in any off-balance sheet arrangements during the fiscal years ended December 31, 2007 and 2006 or for the three month period ended March 31, 2008 or any subsequent interim period.

Risk Factors

There are numerous and varied risks, known and unknown, that may prevent us from achieving our goals.  If any of these risks actually occur, our business, financial condition or results of operation may be materially adversely affected.  In such case, the trading price of our common stock could decline and investors could lose all or part of their investment.

Risks Relating to the Company

Our limited operating history makes evaluation of our business difficult.

Abundantad was incorporated in February 2008 and has limited historical financial data upon which to base planned operating expenses or forecast accurately future operating results.  Further, our limited operating history will make it difficult for investors and securities analysts to evaluate our business and prospects.  You must consider our prospects in light of the risks, expenses and difficulties we face as an early stage company with a limited operating history.  We are completely reliant upon new management, combined with management to become engaged from our acquisitions to join us (which have not yet been identified other than from the Pieces Media (Kim and Lim) business ) and on the prospects for acquisitions for our future operations and success.

We may need additional funding to support our operations and capital expenditures, which may not be available to us and which lack of availability could adversely affect our business.

We have no committed sources of additional capital.  Our organizational activities were being financed with credit from vendors and personal funds of our officers and directors.  We raised $5.8 million in equity from private investors during March and April 2008.  We may need additional funds to support our growth, fund future acquisitions, pursue business opportunities, react to unforeseen difficulties or to respond to competitive pressures.  There can be no assurance that any financing arrangements will be available in amounts or on terms acceptable to us, if at all.  Furthermore, the sale of additional equity or convertible debt securities may result in further dilution to existing stockholders.

If we raise additional funds through the issuance of debt, we will be required to service that debt and are likely to become subject to restrictive covenants and other restrictions contained in the instruments governing that debt, which may limit our operational flexibility.  If adequate additional funds are not available, we may be required to delay, reduce the scope of or eliminate material parts of the implementation of our business strategy, including the possibility of additional acquisitions or internally developed businesses.

We may make acquisitions, which could divert management’s attention, cause ownership dilution to our stockholders and be difficult to integrate.

Our business strategy depends in part upon our ability to identify, structure and integrate acquisitions that are complementary with our business model.  Acquisitions, strategic relationships and investments in the technology and Internet sectors involve a high degree of risk.  We may also be unable to find a sufficient number of attractive opportunities, if any, to meet our objectives.  Although many technology and Internet companies have grown in terms of revenue, few companies are profitable or have competitive market share.  Our potential acquisitions, relationships or investment targets and partners may have histories of net losses and may expect net losses for the foreseeable future.

Acquisition transactions are accompanied by a number of risks that could harm us and our business, operating results and financial condition:

•	we could experience a substantial strain on our resources, including time and money, and we may not be successful;

•	our management’s attention may be diverted from our ongoing business concerns;

•	while integrating new companies, we may lose key executives or other employees of these companies;

•	we could experience customer dissatisfaction or performance problems with an acquired company or technology;

•	we may become subject to unknown or underestimated liabilities of an acquired entity or incur unexpected expenses or losses from such acquisitions; and

•	we may incur possible impairment charges related to goodwill or other intangible assets or other unanticipated events or circumstances, any of which could harm our business.

Consequently, we might not be successful in integrating any acquired businesses, products or technologies, and might not achieve anticipated revenue and cost benefits.

We may be unable to effect an acquisition or incorrectly ascertain the merits or risks of an acquired company.

To the extent we complete an acquisition, we may be affected by numerous risks inherent in its business operations.  Although our management will endeavor to evaluate the risks inherent in a business or industry, we cannot assure you that we will properly ascertain or assess all of the significant risk factors.

We may be unable to attract and retain key employees.

We presently employ a limited number of persons with internet or public company experience.  Failure to attract and retain necessary technical personnel and skilled management could adversely affect our business.  Our success depends to a significant degree upon our ability to attract, retain and motivate highly skilled and qualified personnel.  If we fail to attract, train and retain sufficient numbers of these highly qualified people, our prospects, business, financial condition and results of operations will be materially and adversely affected.  Our success will depend on the skills, experience and performance of key members of our management team.  The loss of any key employee could have an adverse effect on our prospects, business, financial condition, results of operations.  Although we intend to issue stock options or other equity-based compensation to attract and retain employees, such incentives may not be sufficient to attract and retain key personnel.

Although we have an experience senior management team, the lack of depth of our management team could put us at a competitive disadvantage.  Not all members of our management team will possess public company experience, which could impair our ability to comply with legal and regulatory requirements such as those imposed by Sarbanes-Oxley Act of 2002. Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis.  There can be no assurance that our management will be able to implement and affect programs and policies in an effective and timely manner that adequately respond to such increased legal, regulatory compliance and reporting requirements.  Our failure to do so could lead to the imposition of fines and penalties and further result in the deterioration of our business.

We may not be able to effectively manage our growth.

Our strategy envisions growing our business.  If we fail to effectively manage our growth, our financial results could be adversely affected.  Growth may place a strain on our management systems and resources.  We must continue to refine and expand our business development capabilities, our systems and processes and our access to financing sources.  As we grow, we must continue to hire, train, supervise and manage new employees.  We cannot assure you that we will be able to:

•	meet our capital needs;
•	expand our systems effectively or efficiently or in a timely manner;
•	allocate our human resources optimally;
•	identify and hire qualified employees or retain valued employees; or
•	incorporate effectively the components of any business that we may acquire in our effort to achieve growth.

If we are unable to manage our growth, our operations our financial results could be adversely affected.

The loss of our management could harm our current and future operations and prospects.

We are heavily dependent on the continued services of the management and employees of acquired businesses.  We do not expect to have employment agreements with all of the members of senior management, and even members of management with employment agreements, which we expect to be assigned to our public parent, will have the right, in certain circumstances, to terminate the term of their employment with the Company.  Each of those individuals without employment agreements may voluntarily terminate employment with the Company at any time.  In certain cases, our senior members of management will be entitled to severance payments for termination by the company or their own voluntary termination of their employment.

If we are unable to obtain adequate insurance, our financial condition could be adversely affected in the event of uninsured or inadequately insured loss or damage.  Our ability to effectively recruit and retain qualified officers and directors could also be adversely affected if we experience difficulty in obtaining adequate directors’ and officers’ liability insurance.

We may not be able to obtain insurance policies on terms affordable to us that would adequately insure our business and property against damage, loss or claims by third parties.  To the extent our business or property suffers any damages, losses or claims by third parties, which are not covered or adequately covered by insurance, the financial condition of our Company may be materially adversely affected.

We may be unable to maintain sufficient insurance as a public company to cover liability claims made against our officers and directors.  If we are unable to adequately insure our officers and directors, we may not be able to retain or recruit qualified officers and directors to manage the Company.

Our founders and directors may have interests that are different than other shareholders and may influence certain actions.

        The  founders and investors of Abundantad shall continue to own in excess of 50% of the shares of common stock of the Company following the Merger, and will control a significant amount of shares following further acquisitions.  Such persons’ interests may influence how such persons vote on certain matters that require stockholder approval.  While such persons own collectively or individually, in excess of 50% of our voting stock each of them may influence the outcome of various actions that require stockholder approval including the election of our directors, delaying, preventing or approving a transaction in which stockholders might receive a premium over the prevailing market price for their shares and preventing or causing changes in control or management.  In addition, each of our founders owns interests in or participates in the management of other businesses, some of which may tend to compete with the Company, and there are no restrictions on such activities or affairs of such persons.

Risks Relating to Our Business

If we do not maintain and grow a critical mass of advertisers, our operating results could be adversely affected.

Our success depends, in part, on maintenance and growth of a critical mass of advertisers and a continued interest in performance-based and other advertising services following our acquisition of  any Targeted Assets.  If, through any business acquired by us, we are unable to achieve a growing base of advertisers, in particular, we may not successfully develop or market technologies, products or services that are competitive or accepted by merchant advertisers.  Any decline in the number of merchant advertisers could adversely affect our operating results generally.

We will be dependent upon several of the major search engines to continue to provide us traffic that advertisers deem to be of value, and if they do not, it could have a material adverse effect on the value of our services.

We will be dependent upon several of the major Internet search engines namely Google, Yahoo!, MSN and AOL to provide traffic that merchant advertisers deem to be of value.  We will monitor the traffic delivered to our merchant advertisers in an attempt to optimize the quality of traffic we will deliver.  We will review factors such as non-human processes, including robots, spiders, scripts (or other software), mechanical automation of clicking and other sources and causes of low-quality traffic, including, but not limited to, other non-human clicking agents.  Even with such monitoring in place, there is a risk that a certain amount of low-quality traffic will be provided to our merchant advertisers, which, if not contained, may be detrimental to those relationships.  Low-quality traffic (or traffic that is deemed to be less valuable by our merchant advertisers) may prevent us from growing our base of merchant advertisers and cause us to lose  relationships  with existing merchant advertisers we will have following the acquisition of Targeted Assets if any.

We may be subject to litigation for infringing the intellectual property rights of others.

Our success will depend, in part, on our ability to protect our intellectual property and to operate without infringing on the intellectual property rights of others.  There can be no guarantee that any of our intellectual property will be adequately safeguarded, or that they will not be challenged by third parties.  We may be subject to patent infringement claims or other intellectual property infringement claims that would be costly to defend and could limit our ability to use certain critical technologies.

If we were to acquire or develop a related product or business model that a third party construes as infringing upon a patent, then we could be asked to license, re-engineer our product(s) or revise our business model according to terms that may be extremely expensive and/or unreasonable.  Additionally, if a third-party construes any of our current products or business models as infringing upon the above-referenced patent, then we could be asked to license, re-engineer our product(s) or revise our business model according to terms that could be extremely expensive and/or unreasonable.

Any patent litigation could negatively impact our business by diverting resources and management attention from other aspects of the business and adding uncertainty as to the ownership of technology and services that we view as proprietary and essential to our business.  In addition, a successful claim of patent infringement against us and our failure or inability to license the infringed or similar technology on reasonable terms, or at all, could have a material adverse effect on our business.

We may be involved in lawsuits to protect or enforce any patents that we may be granted, which could be expensive and time consuming.

We may initiate patent litigation against third parties to protect or enforce our patent rights, although we presently do not own any patents, and we may be similarly sued by others.  We may also become subject to interference proceedings conducted in the patent and trademark offices of various countries to determine the priority of inventions.  The defense and prosecution, if necessary, of intellectual property suits, interference proceedings and related legal and administrative proceedings is costly and may divert our technical and management personnel from their normal responsibilities.  We may not prevail in any of these suits.  An adverse determination of any litigation or defense proceedings could put our patents at risk of being invalidated or interpreted narrowly and could put our patent applications at risk of not being issued.

Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation, there is a risk that some of our confidential information could be compromised by disclosure during this type of litigation.  In addition, during the course of this kind of litigation, there could be public announcements of the results of hearings, motions or other interim proceedings or developments in the litigation.  If securities analysts or investors perceive these results to be negative, it could have an adverse effect on the trading price of our common stock.

Risks Relating to Our Industry

If we are unable to compete in the highly competitive performance-based advertising and marketing industries, we may experience reduced demand for our products and services.

We expect to operate in a highly competitive environment.  We principally will compete with other companies in the following main areas:

•	sales to merchant advertisers of performance-based and other advertising; and
•	services that allow merchants to manage their advertising campaigns across multiple networks and monitor the success of these campaigns.

Although we expect to pursue a strategy that allows us to potentially partner with all relevant companies in the industry, there are certain companies in the industry that may not wish to partner with us.

We expect competition to intensify in the future because current and new competitors can enter our market with little difficulty.  The barriers to entering our market are relatively low.  In fact, many current Internet and media companies presently have the technical capabilities and advertiser bases to enter the industry.  Further, if the consolidation trend continues among the larger media companies with greater brand recognition, the share of the market remaining for us and other smaller providers could decrease, even though the number of smaller providers could continue to increase.  These factors could adversely affect our competitive position in the search marketing services industry.

Some of our competitors, as well as potential entrants into our market, may be better positioned to succeed in this market.  They may have:

•	longer operating histories;
•	more management experience;
•	an employee base with more extensive experience;
•	a better ability to service customers in multiple cities in the United States and internationally by virtue of the location of sales offices;
•	larger customer bases;
•	greater brand recognition; and
•	significantly greater financial, marketing and other resources.

In addition, many current and potential competitors can devote substantially greater resources than we can to promotion, web site development and systems development.  Furthermore, there are numerous larger, more well-established and well-financed entities with which we will compete and that could acquire or create competing companies and/or invest in or form joint ventures in categories or countries of interest to us, all of which could adversely impact our business.  Any of these trends could increase competition and reduce the demand for any of our services.

If we are not able to respond to the rapid technological change characteristic of our industry, our products and services may not be competitive.

The market for our services is characterized by rapid change in business models and technological infrastructure, and we will need to constantly adapt to changing markets and technologies to provide competitive services.  We believe that our future success will depend, in part, upon our ability to develop our services for both our target market and for applications in new markets.  We may not, however, be able to successfully do so, and our competitors may develop innovations that render our products and services obsolete or uncompetitive.

Our technical systems will be vulnerable to interruption and damage that may be costly and time-consuming to resolve and may harm our business and reputation.

A natural or man-made disaster or other cause could interrupt our services for an indeterminate length of time and severely damage our business, prospects, financial condition and results of operations.  Our systems and operations will be vulnerable to damage or interruption from fire, floods, network failure, hardware failure, software failure, power loss, telecommunications failures, break-ins, terrorism, war or sabotage, computer viruses, denial of service attacks, penetration of our network by unauthorized computer users and “hackers” and other similar events, and other unanticipated problems.

We presently may not posses and may not have developed or implemented adequate protections or safeguards to overcome any of these events.  We also may not have anticipated or addressed many of the potential events that could threaten or undermine our technology network.  Any of these occurrences could cause material interruptions or delays in our business, result in the loss of data, render us unable to provide services to our customers, expose us to material risk of loss or litigation and liability, materially damage our reputation and our visitor traffic may decrease as a result.  In addition, if a person is able to circumvent our security measures, he or she could destroy or misappropriate valuable information or disrupt our operations which could cause irreparable damage to our reputation or business.  Similar industry-wide concerns or events could also damage our reputation or business.  Our insurance, if obtained, may not be adequate to compensate us for all losses that may occur as a result of a catastrophic system failure or other loss, and our insurers may not be able or may decline to do so for a variety of reasons.

If we fail to address these issues in a timely manner, we may lose the confidence of our merchant advertisers, our revenue may decline and our business could suffer.

We will rely on third party co-location providers, and a failure of service by these providers could adversely affect our business and reputation.

We will rely upon third party co-location providers to host our main servers.  In the event that these providers experience any interruption in operations or cease operations for any reason or if we are unable to agree on satisfactory terms for continued hosting relationships, we would be forced to enter into a relationship with other service providers or assume hosting responsibilities ourselves.  If we are forced to switch hosting facilities, we may not be successful in finding an alternative service provider on acceptable terms or in hosting the computer servers ourselves.  We may also be limited in our remedies against these providers in the event of a failure of service.  In the past, short-term outages have occurred in the service maintained by co-location providers which could recur.  We also may rely on third party providers for components of our technology platform, such as hardware and software providers, credit card processors and domain name registrars.  A failure or limitation of service or available capacity by any of these third party providers could adversely affect our business and reputation.

Our quarterly results of operations might fluctuate due to changes in the search engine based algorithms, which could adversely affect our revenue and in turn the market price of the common stock.

Our revenue will be heavily dependent on how search engines treat our content in their indexes.  In the event search engines determine that our content is not high quality, such search engines may not rank our content as highly in their indexes resulting in a reduction in our traffic, which may cause lower than expected revenues.  We are greatly dependent on a small number of major search engines, namely Google, Yahoo!, MSN, and AOL.  Search engines tend to adjust their algorithms periodically and each adjustment tends to have an impact on how our content ranks in their indexes.  These constant fluctuations could make it difficult for us to predict future revenues.

We are susceptible to general economic conditions, and a downturn in advertising and marketing spending by merchants could adversely affect our operating results.

Our operating results will be subject to fluctuations based on general economic conditions, in particular those conditions that impact merchant-consumer transactions.  If there were to be a general economic downturn that affected consumer activity in particular, however slight, then we would expect that business entities, including our merchant advertisers and potential merchant advertisers, could substantially and immediately reduce their advertising and marketing budgets.  We believe that during periods of lower consumer activity, merchant spending on advertising and marketing is more likely to be reduced, and more quickly, than many other types of business expenses.  These factors could cause a material adverse effect on our operating results.

We depend on the growth of the Internet and Internet infrastructure for our future growth and any decrease or less than anticipated growth in Internet usage could adversely affect our business prospects.

Our future revenue and profits, if any, depend upon the continued widespread use of the Internet as an effective commercial and business medium.  Factors which could reduce the widespread use of the Internet include:

•	possible disruptions or other damage to the Internet or telecommunications infrastructure;
•	failure of the individual networking infrastructures of our merchant advertisers and distribution partners to alleviate potential overloading and delayed response times;
•	a decision by merchant advertisers to spend more of their marketing dollars in offline areas;
•	increased governmental regulation and taxation; and
•	actual or perceived lack of security or privacy protection.

In particular, concerns over the security of transactions conducted on the Internet and the privacy of users may inhibit the growth of the Internet and other online services, especially online commerce.  In order for the online commerce market to develop successfully, we, and other market participants, must be able to transmit confidential information, including credit card information, securely over public networks.  Any decrease or less than anticipated growth in Internet usage could have a material adverse effect on our business prospects.

Government regulation of the Internet may adversely affect our business and operating results.

We may be subject to additional operating restrictions and regulations in the future.  Companies engaging in online search, commerce and related businesses face uncertainty related to future government regulation of the Internet.  Due to the rapid growth and widespread use of the Internet, legislatures at the federal and state levels are enacting and considering various laws and regulations relating to the Internet.  Furthermore, the application of existing laws and regulations to Internet companies remains somewhat unclear.  Our business and operating results may be negatively affected by new laws, and such existing or new regulations may expose us to substantial compliance costs and liabilities and may impede the growth in use of the Internet.

The application of these statutes and others to the Internet search industry is not entirely settled. Further, several existing and proposed federal laws could have an impact on our business:

•
The Digital Millennium Copyright Act and its related safe harbors, are intended to reduce the liability of online service providers for listing or linking to third-party web sites that include materials that infringe copyrights or other rights of others.

•
The CAN-SPAM Act of 2003 and certain state laws are intended to regulate interstate commerce by imposing limitations and penalties on the transmission of unsolicited commercial electronic mail via the Internet.

•	Pending and adopted consumer protection and privacy legislation.

With respect to the subject matter of each of these laws, courts may apply these laws in unintended and unexpected ways.  As a company that provides services over the Internet, we may be subject to an action brought under any of these or future laws governing online services.  Many of the services of the Internet are automated and companies, such as ours, may be unknowing conduits for illegal or prohibited materials.  It is not known how courts will rule in many circumstances; for example, it is possible that some courts could find strict liability or impose “know your customer” standards of conduct in certain circumstances.

We may also be subject to costs and liabilities with respect to privacy issues.  Several Internet companies have incurred costs and paid penalties for violating their privacy policies.  Further, it is anticipated that new legislation will be adopted by federal and state governments with respect to user privacy.  Additionally, foreign governments may pass laws which could negatively impact our business or may prosecute us for our products and services based upon existing laws.  The restrictions imposed by, and costs of complying with, current and possible future laws and regulations related to our business could harm our business and operating results.

Future regulation of search engines may adversely affect the commercial utility of our search marketing services.

The Federal Trade Commission (“FTC”) has recently reviewed the way in which search engines disclose paid placements or paid inclusion practices to Internet users.  In 2002, the FTC issued guidance recommending that all search engine companies ensure that all paid search results are clearly distinguished from non-paid results, that the use of paid inclusion is clearly and conspicuously explained and disclosed and that other disclosures are made to avoid misleading users about the possible effects of paid placement or paid inclusion listings on search results.  Such disclosures if ultimately mandated by the FTC or voluntarily made by us may reduce the desirability of any paid placement and paid inclusion services that we offer.  We believe that some users may conclude that paid search results are not subject to the same relevancy requirements as non-paid search results, and will view paid search results less favorably.  If such FTC disclosure reduces the desirability of paid placement and paid inclusion services, and “click-throughs” of paid search results decrease, the commercial utility of our search marketing services could be adversely affected.

Government regulations and legal uncertainties relating to the Internet and online commerce could negatively impact our Internet business.

Online commerce is relatively new and rapidly changing, and federal and state regulations relating to the Internet and online commerce are evolving.  Currently, there are few laws or regulations directly applicable to the Internet or online commerce on the Internet, and the laws governing the Internet that exist remain largely unsettled.  New Internet laws and regulations could dampen growth in use and acceptance of the Internet for commerce.  In addition, applicability to the Internet of existing laws governing issues such as property ownership, copyrights and other intellectual property issues, libel, obscenity and personal privacy is uncertain.  The vast majority of those laws were adopted prior to the advent of the Internet and related technologies and, as a result, do not expressly contemplate or address the unique issues presented by the Internet and related technologies.  Further, growth and development of online commerce have prompted calls for more stringent consumer protection laws, both in the U.S. and abroad.  The adoption or modification of laws or regulations applicable to the Internet could have a material adverse effect on our Internet business operations.  We also will be subject to regulation not specifically related to the Internet, including laws affecting direct marketers and advertisers.

In addition, in 1998, the Internet Tax Freedom Act was enacted, which generally placed a three-year moratorium on state and local taxes on Internet access and on multiple or discriminatory state and local taxes on electronic commerce.  This moratorium was recently extended.  We cannot predict whether this moratorium will be extended in the future or whether future legislation will alter the nature of the moratorium.  If this moratorium is not extended in its current form, state and local governments could impose additional taxes on Internet-based transactions, and these taxes could decrease our ability to compete with traditional retailers and could have a material adverse effect on our business, financial condition, results of operations and cash flow.

In addition, several telecommunications carriers have requested that the Federal Communications Commission (“FCC”) regulate telecommunications over the Internet.  Due to the increasing use of the Internet and the burden it has placed on the current telecommunications infrastructure, telephone carriers have requested the FCC to regulate Internet service providers and impose access fees on those providers.  If the FCC imposes access fees, the costs of using the Internet could increase dramatically.  This could result in the reduced use of the Internet as a medium for commerce, which could have a material adverse effect on our Internet business operations.

We may incur liabilities for the activities of users of our service, which could adversely affect our service offerings.

The law relating to the liability of providers of online services for activities of their users and for the content of their merchant advertiser listings is currently unsettled and could damage our business, financial condition and operating results.  Our insurance policies may not provide coverage for liability arising out of activities of our users or merchant advertisers for the content of our listings.  Furthermore, we may not be able to obtain or maintain adequate insurance coverage to reduce or limit the liabilities associated with our businesses.  We may not successfully avoid civil or criminal liability for unlawful activities carried out by consumers of our services or for the content of our listings.  Our potential liability for unlawful activities of users of our services or for the content of our listings could require us to implement measures to reduce our exposure to such liability, which may require us, among other things, to spend substantial resources or to discontinue certain service offerings.

Our ability to grow will depend on effectively competing against Google and other competitors that are competing in or about to enter the pay-for-performance business in the future.

Our business plans depend in part on our ability to effectively offer an alternative, pay-for-performance solution to advertisers relative to Google and other competitive offerings.

Should advertisers in this new, evolving business model choose to spend the dominant majority of their pay-for-performance advertising budgets with Google, this will limit our ability to grow our revenues.

We will seek to offer advertising on websites other than our own.  The websites that will list their unsold advertising space with us to include in our offerings are not bound by contracts that ensure us a consistent supply of advertising space-inventory. In addition, publishers can change the amount of inventory they make available to us at any time. If a website publisher decides not to make advertising space from its websites available to us, we may not be able to replace this advertising space with advertising space from other websites that have comparable traffic patterns and user demographics quickly enough to fulfill our advertisers' requests. This could result in lost revenues.

Our growth is dependent upon our ability to expand our advertising inventory consisting of a predictable inventory of advertising space on our owned and other websites. In order to attract new customers, we must maintain a consistent supply of attractive advertising space. We intend to expand our advertising inventory by selectively adding to our owned published content and new publishers that offer attractive demographics, innovative and quality content and growing user traffic.

The market for Internet advertising and related services is intensely competitive. We expect this competition to continue to increase because there are no significant barriers to entry. Increased competition may result in price reductions for advertising space, reduced margins and loss of our market share. We will compete with the following types of companies:

- Internet advertising networks that focus on a CPA model, such as Value Click Media (Fast Click) and CPX Interactive;

- Internet affiliate networks using a performance based model, such as Media Breakaway/CPA Empire, Hydra Media and Media Whiz Holdings;

- Email publishers and Data/List Management firms that utilize performance based models such as Datran;

- Internet navigational and Web search engine companies moving into the pay-for-performance space such as Google; and

- Traditional advertising and direct marketing media, such as radio, cable, television, print and direct marketing.

We also compete with traditional advertising media, such as direct mail, television, radio, cable and print, for a share of advertisers' total advertising budgets.  Many of our current and potential competitors enjoy competitive advantages over us, such as longer operating histories, greater name recognition, larger customer bases, greater access to advertising space on high-traffic websites, and significantly greater financial, technical and marketing resources. We may not be able to compete successfully, and competitive pressures may materially and adversely affect our business, results of operations and financial condition.

Risks Relating to the Common Stock

The market price of the common stock is likely to be highly volatile and subject to wide fluctuations.

The market price of the common stock is likely to be highly volatile and could be subject to wide fluctuations in response to a number of factors such as the arbitrary offering price of our private placement securities and others that are beyond our control, including:

•	announcements of new products or services by our competitors;
•	fluctuations in revenue attributable to changes in the search engine based algorithms that rank the relevance of our content;
•	quarterly variations in our revenues and operating expenses;
•	announcements of technological innovations or new products or services by us; and
•	sales of our common stock by our Founders or other selling stock holders.

There may be a limited public market for our securities; we may fail to qualify for NASDAQ or other listing; and we may be subject to disclosure relating to low priced stocks.

Although we intend to apply for listing of our common stock on either NASDAQ or a registered exchange, there can be no assurance if and when initial listing criteria could be met or if such application would be granted, or that the trading of our common stock will be sustained.  In the event that the common stock fails to qualify for initial or continued inclusion in the NASDAQ system or for initial or continued listing on a registered stock exchange, trading, if any, in the common stock, would then continue to be conducted on the NASD’s (FINRA’s) “Electronic Bulletin Board” in the over-the-counter market and in what are commonly referred to as “pink sheets.”  As a result, an investor may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of our common stock, and our common stock would become substantially less attractive for margin loans, for investment by financial institutions, as consideration in future capital raising transactions or other purposes.

Our operating results may fluctuate significantly, and these fluctuations may cause the common stock price to fall.

Our operating results will likely vary in the future primarily as the result of fluctuations in our revenues and operating expenses.  If our results of operations do not meet the expectations of current or potential investors, the price of our common stock may decline.

If we become pubic there may be a limited public market for shares of our common stock, which may make it difficult for investors to sell their shares.

An active public market for shares of common stock may not develop, or if one should develop, it may not be sustained.  Therefore, investors may not be able to find purchasers for their shares of the common stock.

The common stock is controlled by insiders.

        The founders and investors of Abundantad beneficially own in excess of 50% of our outstanding shares of common stock, prior to the Merger  Such concentrated control of the Company may adversely affect the price of our common stock.  Our principal security holders may be able to control matters requiring approval by our security holders, including the election of directors.  Such concentrated control may also make it difficult for our stockholders to receive a premium for their shares of our common stock in the event we merge with a third party or enter into different transactions which require stockholder approval.  In addition, certain provisions of Delaware law could have the effect of making it more difficult or more expensive for a third party to acquire, or of discouraging a third party from attempting to acquire, control of us.  Accordingly, these former shareholders will have the power to control the election of all of our directors and the approval of actions for which the approval of our stockholders is required.  If you acquire common stock, you may have no effective voice in the management of the Company.  The founders, together with present and future management from any acquisition, will have the sole discretion in all matters involving the Targeted Asset purchases and the planned public company merger and, prior to the merger, will acquire a stake in the publicly-traded entity that will be the only freely tradable stock of the Company for a significant time thereafter.

We do not expect to pay dividends for the foreseeable future.

We currently intend to retain any future earnings to support the development and expansion of our business and do not anticipate paying cash dividends in the foreseeable future.  Our payment of any future dividends will be at the discretion of our board of directors after taking into account various factors, including but not limited to our financial condition, operating results, cash needs, growth plans and the terms of any credit agreements that we may be a party to at the time.  Accordingly, investors must rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize their investment.  Investors seeking cash dividends should not purchase common stock.

Anti-takeover provisions may limit the ability of another party to acquire us, which could cause our stock price to decline.

We are subject to the Delaware General Corporate Law, which provides, subject to enumerated exceptions, that if a person acquires 15% or more of our voting stock, the person is an “interested stockholder” and may not engage in “business combinations” with us for a period of three years from the time the person acquired 15% or more of our voting stock.

This Memorandum contains forecasts, which may not be reliable and not indicative of our future performance.

This Memorandum sets forth summary forecasts of the Company.  These forecasts are based upon a number of estimates and assumptions which, although presently considered reasonable, are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the control of the Company, and upon assumptions with respect to future business decisions which are subject to change.  In addition, independent certified public accountants have not examined, compiled or applied agreed-upon procedures to any summary or forecasts and, consequently, the Company assumes no responsibility for the summary or forecasts, and no other independent expert has reviewed the summary or forecasts.  While the Company believes that it will be able to achieve the forecasted results, actual results will vary and the variations may be material.  Prospective investors are cautioned not to place undue reliance on the forecasts.

As of the Merger, Abundantad became a consolidated subsidiary of a company that is subject to the reporting requirements of federal securities laws, which can be expensive and may divert resources from other projects, thus impairing its ability to grow.

As a result of the Merger, Abundantad became a consolidated subsidiary of a public reporting company and, accordingly, subject to the information and reporting requirements of the Exchange Act and other federal securities laws, including compliance with the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”).  The costs of preparing and filing annual and quarterly reports, proxy statements and other information with the SEC (including reporting of the Merger) and furnishing audited reports to stockholders will cause Abundantad’s expenses to be higher than they would have been if Abundantad remained privately held and did not consummate the Merger.

It may be time consuming, difficult and costly for us to develop and implement the internal controls and reporting procedures required by the Sarbanes-Oxley Act.  We may need to hire additional financial reporting, internal controls and other finance personnel in order to develop and implement appropriate internal controls and reporting procedures.  If we are unable to comply with the internal controls requirements of the Sarbanes-Oxley Act, then we may not be able to obtain the independent accountant certifications required by such act, which may preclude us from keeping our filings with the SEC current.

If we fail to establish and maintain an effective system of internal control, we may not be able to report our financial results accurately or to prevent fraud.  Any inability to report and file our financial results accurately and timely could harm our reputation and adversely impact the trading price of our common stock.

Effective internal control is necessary for us to provide reliable financial reports and prevent fraud.  If we cannot provide reliable financial reports or prevent fraud, we may not be able to manage our business as effectively as we would if an effective control environment existed, and our business and reputation with investors may be harmed.  As a result, our small size and any current internal control deficiencies may adversely affect our financial condition, results of operation and access to capital.  We have not performed an in-depth analysis to determine if historical un-discovered failures of internal controls exist, and may in the future discover areas of our internal control that need improvement.

Public company compliance may make it more difficult for us to attract and retain officers and directors.

The Sarbanes-Oxley Act and new rules subsequently implemented by the SEC have required changes in corporate governance practices of public companies.  As a public company, we expect these new rules and regulations to increase our compliance costs in 2007 and beyond and to make certain activities more time consuming and costly.  As a public company, we also expect that these new rules and regulations may make it more difficult and expensive for us to obtain director and officer liability insurance in the future and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage.  As a result, it may be more difficult for us to attract and retain qualified persons to serve on our board of directors or as executive officers.

Because Abundantad became public by means of a reverse merger with the Company, we may not be able to attract the attention of major brokerage firms.

There may be risks associated with Abundantad becoming public through a “reverse merger.”  Securities analysts of major brokerage firms may not provide coverage of us since there is no incentive to brokerage firms to recommend the purchase of our common stock.  No assurance can be given that brokerage firms will, in the future, want to conduct any secondary offerings on behalf of our post-Merger company.

Persons associated with securities offerings, including consultants, may be deemed to be broker dealers, which may expose us to claims for rescission or damages.

If our securities are offered without engaging a registered broker-dealer we may face claims for rescission and other remedies.  We may become engaged in costly litigation to defend these claims, which would lead to increased expenditures for legal fees and divert managements’ attention from operating the business.  If we could not successfully defend these claims, we may be required to return proceeds of any affected offering to investors, which would harm our financial condition.

Our stock price may be volatile.

The market price of our common stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including the following:

•	changes in our industry;
•	competitive pricing pressures;
•	our ability to obtain working capital financing;
•	additions or departures of key personnel;
•	limited “public float” in the hands of a small number of persons whose sales or lack of sales could result in positive or negative pricing pressure on the market price for our common stock;
•	sales of our common stock (particularly following effectiveness of the resale registration statement required to be filed in connection with the Private Placement);
•	our ability to execute our business plan;
•	operating results that fall below expectations;
•	loss of any strategic relationship;
•	regulatory developments;
•	economic and other external factors; and
•	period-to-period fluctuations in our financial results.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies.  These market fluctuations may also materially and adversely affect the market price of our common stock.

We have not paid dividends in the past and do not expect to pay dividends in the future.  Any return on investment may be limited to the value of our common stock.

We have never paid cash dividends on our common stock and do not anticipate doing so in the foreseeable future.  The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting us at such time as our board of directors may consider relevant.  If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if our stock price appreciates.

There is currently no liquid trading market for our common stock and we cannot ensure that one will ever develop or be sustained.

To date there has been no liquid trading market for our common stock.  We cannot predict how liquid the market for our common stock might become.  As soon as is practicable, we anticipate applying for listing of our common stock on either the American Stock Exchange, The Nasdaq Capital Market or other national securities exchange, assuming that we can satisfy the initial listing standards for such exchange.  We currently do not satisfy the initial listing standards, and cannot ensure that we will be able to satisfy such listing standards or that our common stock will be accepted for listing on any such exchange.  Should we fail to satisfy the initial listing standards of such exchanges, or our common stock is otherwise rejected for listing and remains quoted on the OTC Bulletin Board or is suspended from the OTC Bulletin Board, the trading price of our common stock could suffer and the trading market for our common stock may be less liquid and our common stock price may be subject to increased volatility.

Furthermore, for companies whose securities are quoted on the OTC Bulletin Board, it is more difficult (1) to obtain accurate quotations, (2) to obtain coverage for significant news events because major wire services generally do not publish press releases about such companies, and (3) to obtain needed capital.

Our common stock may be deemed a “penny stock,” which would make it more difficult for our investors to sell their shares.

Our common stock may be subject to the “penny stock” rules adopted under Section 15(g) of the Exchange Act.  The penny stock rules generally apply to companies whose common stock is not listed on The Nasdaq Stock Market or other national securities exchange and trades at less than $5.00 per share, other than companies that have had average revenue of at least $6,000,000 for the last three years or that have tangible net worth of at least $5,000,000 ($2,000,000 if the company has been operating for three or more years).  These rules require, among other things, that brokers who trade penny stock to persons other than “established customers” complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances.  Many brokers have decided not to trade penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited.  If we remain subject to the penny stock rules for any significant period, it could have an adverse effect on the market, if any, for our securities.  If our securities are subject to the penny stock rules, investors will find it more difficult to dispose of our securities.

Offers or availability for sale of a substantial number of shares of our common stock may cause the price of our common stock to decline.

        If our stockholders sell substantial amounts of our common stock in the public market, it could create a circumstance commonly referred to as an “overhang” and in anticipation of which the market price of our common stock could fall.  The existence of an overhang, whether or not sales have occurred or are occurring, also could make more difficult our ability to raise additional financing through the sale of equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.  The shares of our common stock issued to certain of the former stockholders of Abundantad in the Merger will be subject to a lock-up agreement prohibiting sales of such shares for a period of 15 months following the Merger.  Following such date, all of those shares will become freely tradable, subject to securities laws and SEC regulations regarding sales by insiders.  In addition, the shares of our common stock sold in the Private Placement and the shares underlying the warrants issued to the placement agent in connection with the Private Placement will be freely tradable upon the earlier of: (i) effectiveness of a registration statement covering such shares and (ii) the date on which such shares may be sold without registration pursuant to Rule 144 (or other applicable exemption) under the Securities Act.  We note that recent revisions to Rule 144 may result in certain shares of our common stock becoming eligible for resale into the public market without registration in as little as six months after their issuance.

Because our directors and executive officers are among our largest stockholders, they can exert significant control over our business and affairs and have actual or potential interests that may depart from those of our other stockholders.

        Our directors and executive officers own or control a significant percentage of our common stock.  Immediately following the Merger, our directors and executive officers may be deemed beneficially to own an aggregate of  approximately 8,000,000 million shares of our common stock, representing approximately 27% of the outstanding shares of our common stock.  Additionally, these figures do not reflect any increase in beneficial ownership that such persons may experience in the future upon vesting or other maturation of exercise rights under any of the options or warrants they may hold or in the future be granted or if they otherwise acquire additional shares of our common stock.  The interests of such persons may differ from the interests of our other stockholders.  As a result, in addition to their board seats and offices, such persons will have significant influence over and control all corporate actions requiring stockholder approval, irrespective of how the Company’s other stockholders may vote, including the following actions:

•	to elect or defeat the election of our directors;
•	to amend or prevent amendment of our Certificate of Incorporation or By-laws;
•	to effect or prevent a merger, sale of assets or other corporate transaction; and
•	to control the outcome of any other matter submitted to our stockholders for vote.

        Such persons’ stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of the Company, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

Security Ownership of Certain Beneficial Owners and Management

The following tables set forth certain information as of May 14, 2008 regarding the beneficial ownership of our common stock, taking into account the consummation of the Merger, by (i) each person or entity who, to our knowledge, owns more than 5% of our common stock; (ii) each executive officer; (iii) each director; and (iv) all of our executive officers and directors as a group.  Unless otherwise indicated in the footnotes to the following table, each of the stockholders named in the table has sole voting and investment power with respect to the shares of our common stock beneficially owned. Except as otherwise indicated, the address of each of the stockholders listed below is: Adex Media, Inc., 883 North Shoreline Blvd., Mountain View, California 94943.

Name of Beneficial Owner	Number of Shares Beneficially Owned (1)	Percentage Beneficially Owned (2)
Ed Roffman	250,000	*
Scott Rewick	4,200,000	14.22%
Ed Bernstein	-	*
Ben Zadik	-	*
Brian Carrozzi	3,600,000	12.9%
Joseph and Pat Abrams	2,909,724	9.8%
GRQ Consultants, Inc.	2,187,000	7.4%
All executive officers and directors as a group (five persons)	8,050,000	27.26%

______________________________
*           Represents less than 1%

(1)	Unless otherwise indicated, includes shares owned by a spouse, minor children, and relatives sharing the same home, as well as entities owned or controlled by the named beneficial owner.

(2)	Based on 29,524,653 shares of our common stock outstanding immediately following the Merger. This includes 250,000 shares that were issued post-Merger to Kim and Lim LLC.

Executive Officers and Directors

The following persons became our executive officers and directors on May 14, 2008, upon effectiveness of the Merger, and hold the positions set forth opposite their respective names.

Name	Age	Position
Ed Roffman	58	Director
Scott Rewick	40	Director and Chief Executive Officer
Ed Bernstein	56	Director
Ben Zadik	33	Chief Financial Officer
Brian Carrozzi	30	Chief Operating Officer

Our directors hold office until the earlier of their death, resignation or removal or until their successors have been qualified.  Our officers are elected annually by, and serve at the pleasure of, our board of directors.

Biographies

Ed Roffman (Director).  He has served as the part-time the Chief Financial Officer of Cryptic Studios, Inc. a massively multiplayer online game developer since October 2007. From April 2005 to October 2007, Mr. Roffman was an independent consultant. From December 2004 until April 2005, he served as the Chief Financial Officer of video game developer and publisher of Red Mile Entertainment, Inc. in Sausalito, California. Prior to his work at Red Mile Entertainment, Mr. Roffman served as Chief Financial Officer at Fluent Entertainment, Inc. in Novato, California and as a member of Creekside, LLC, a consulting firm in Larkspur, California. He has served as a member of the Board of Directors of SilverStar Holdings Ltd. since March 2007 and of Akeena Solar since August 2006.

Scott Rewick (Director and Chief Executive Officer).   He is currently President, CEO and a director of Adex Media.  Scott is a veteran in the online advertising and direct marketing sector. From July 2007 to April 2008, Mr. Rewick was President and CEO of LSF Publishing.  Prior to LSF, Mr. Rewick co-found Next Internet (August 2005 to January 2007.) From July 2002-August 2005 Mr. Rewick worked for Connexus (formerly Netblue) which he co-founded and where he held a variety of positions. Beginning in 1999, Scott helped co-found MetaReward (sold to Experian), one the first affiliate networks.

Ed Bernstein (Director).  He has been CEO and director of Propell Corporation, a digital photo products and services company he helped found since April 2008, with principal offices in Orlando, FL.  Prior to Propell, Mr. Bernstein was a partner in Creekside LLC, a private technology consulting company. From April 2002 to October 2006 Mr. Bernstein served as Chief Executive Officer and co-founder of PhotoTLC, Inc. Mr. Bernstein also co-founded Palladium Interactive, Inc., and was an officer of Broderbund Software, Inc., and The Software Toolworks, Inc. (later renamed Mindscape, Inc.).  He also serves on the Board of Directors of Silverstar Holdings Ltd., since March 2008.

Ben Zadik (Chief Financial Officer).  Mr. Zadik joined us in May 2008 as Chief Financial Officer, Treasurer and Secretary. From April 2006 to March 2008, Mr. Zadik served as the Chief Financial Officer, Treasurer, and Secretary of Red Mile Entertainment. From April 2004 to April 2006, Mr. Zadik was the International Controller for AMB Property Corporation. From March 2001 to March 2004, he was the assistant controller for Sangstat Medical Corporation. Prior to that, Mr Zadik was a key member of the financial analysis and planning group at Netopia, Inc. and a senior associate with PricewaterhouseCoopers LLP.

Brian Carrozzi (Chief Operating Officer).  Mr. Carozzi is responsible for managing the business operations of Adex Media. He brings with him over 8 years of experience in direct marketing, online advertising, and product development. Previously, Brian co-founded WeWin, Inc., an online loyalty reward video entertainment company. Prior to WeWin, Brian founded ROI Media, LLC, an online lead generation company. He directly oversaw product management and development for ROI Media's lead generation and email marketing products. Prior to WeWin, Mr. Carrozzi was Director of Business Development for ValueClick, Inc.,

There are no family relationships among any of our directors and executive officers.

Employment Agreements

As discussed above, we have employment agreements in place with our two employees, James Kim and Dennis Hom.  We have not, however, entered into any employment agreements with any of the officers or directors of the Company.

Employee Stock Option Plan

We have adopted the Abundantad, Inc. 2008 Employee Stock Option Plan, pursuant to which 5,000,000 shares of our common stock are reserved for issuance as awards to employees, directors, consultants, and other service providers.  Such options may be issued at the Fair Market Value of the stock at the time the option is granted.  All options issued under the plan must be exercised within 10 years from the date of the option issuance and 25% of the options vest after the first year after the issuance of the option and the remainder vest monthly over the course of the following 36 months.  There is a cashless exercise provision in the plan.

Director Compensation

        Adex did not have compensation arrangements in place for members of its board of directors.  However, after the Merger, Ed Roffman shall be paid $1,250 per month as Chairman of the Board of Directors and as the Audit Committee Chairman.  Additionally, both Ed Roffman and Ed Bernstein shall be granted a five-year option to purchase 25,000 shares of Company common stock of which 50% shall vest after 6 months and the remainder shall vest monthly in equal amounts, exercisable at $0.75 per share.

Prior to the Merger, Abundantad did not compensate its directors for acting as such.  In the future we may determine to compensate our directors with cash and/or equity awards.  We currently reimburse our directors for reasonable expenses incurred in connection with their services as directors.

Directors’ and Officers’ Liability Insurance

We currently do not have directors’ and officers’ liability insurance insuring our directors and officers against liability for acts or omissions in their capacities as directors or officers, subject to certain exclusions.  In the future, we may determine that it is necessary or beneficial to we have directors’ and officers’ liability insurance.  We also may enter into indemnification agreements with key officers and directors and such persons to the extent permitted under applicable laws, and our certificate of incorporation and bylaws.

Code of Ethics

We intend to adopt a code of ethics that will apply to our officers, directors and employees, including our Chief Executive Officer and our principal financial officer, but have not done so to date due to our relatively small size.

Board Committees

We expect our board of directors, in the future, to appoint an audit committee, nominating committee and compensation committee, and to adopt charters relative to each such committee.  We intend to appoint such persons to committees of the board of directors as are expected to be required to meet the corporate governance requirements imposed by a national securities exchange, although we are not required to comply with such requirements until we elect to seek listing on a national securities exchange.

Certain Relationships and Related Transactions

To our knowledge, there are no relationships or related transactions between us and any of our officers or directors.

Item 3.02    Unregistered Sales of Equity Securities

None

Description of Capital Stock

Authorized Capital Stock

We have authorized 150,000,000 shares of common stock, par value $0.0001 and 10,000,000 are shares of preferred stock, par value $0.0001.

Capital Stock Issued and Outstanding

After giving effect to the Merger and issuing 250,000 shares to Kim & Lim, LLC pursuant to their agreement with Abundantad, our issued and outstanding securities, on a fully diluted basis, are as follows:

•	29,524,653 shares of our common stock;

•	No shares of preferred stock;

Common Stock

The holders of our common stock are entitled to one vote per share. Our Certificate of Incorporation does not provide for cumulative voting. The holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by our board of directors out of legally available funds; however, the current policy of our board of directors is to retain earnings, if any, for operations and growth.

Upon liquidation, dissolution or winding-up, the holders of our common stock are entitled to share ratably in all assets that are legally available for distribution. The holders of our common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock, which may be designated solely by action of our board of directors and issued in the future.

Preferred Stock

Our board of directors is authorized, subject to any limitations prescribed by law, without further vote or action by our stockholders, to issue from time to time shares of preferred stock in one or more series.  Each series of preferred stock will have such number of shares, designations, preferences, voting powers, qualifications and special or relative rights or privileges as shall be determined by our board of directors, which may include, among others, dividend rights, voting rights, liquidation preferences, conversion rights and preemptive rights.

Options

We have issued stock options to purchase common stock to three individuals, Dennis Hom, James Kim and Ben Zadik.  Mr. Hom and Mr. Kim, both, have an option to purchase 75,000 shares of common stock.  Mr. Zadik has the option to purchase 1,000,000 shares of common stock.

We have adopted the Adex Media, Inc. 2008 Employee Stock Option Plan, pursuant to which 5,000,000 shares of our common stock are reserved for issuance as awards to employees, directors, consultants, and other service providers.  Such options may be issued at the Fair Market Value of the stock at the time the option is granted.  All options issued under the plan must be exercised within 10 years from the date of the option issuance and 25% of the options vest after the first year after the issuance of the option and the remainder vest monthly over the course of the following 36 months.  There is a cashless exercise provision in the plan.

Warrants

We do not have any issued or outstanding warrants.

Dividend Policy

We have not previously paid any cash dividends on our common stock and do not anticipate or contemplate paying dividends on our common stock in the foreseeable future.  We currently intend to use all available funds to develop our business.  We can give no assurances that we will ever have excess funds available to pay dividends.

Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law (“DGCL”) provides, in general, that a corporation incorporated under the laws of the State of Delaware, such as us, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful.

In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made in respect of any claim, issue or matter as to which such person will have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or any other court in which such action was brought determines such person is fairly and reasonably entitled to indemnity for such expenses.

Our Certificate of Incorporation and Bylaws provide that we will indemnify our directors, officers, employees and agents to the extent and in the manner permitted by the provisions of the DGCL, as amended from time to time, subject to any permissible expansion or limitation of such indemnification, as may be set forth in any stockholders’ or directors’ resolution or by contract.

We also have director and officer indemnification agreements with each of our executive officers and directors that provide, among other things, for the indemnification to the fullest extent permitted or required by Delaware law, provided that such indemnitee shall not be entitled to indemnification in connection with any “claim” (as such term is defined in the agreement) initiated by the indemnitee against us or our directors or officers unless we join or consent to the initiation of such claim, or the purchase and sale of securities by the indemnitee in violation of Section 16(b) of the Exchange Act.

Any repeal or modification of these provisions approved by our stockholders shall be prospective only, and shall not adversely affect any limitation on the liability of a director or officer of ours existing as of the time of such repeal or modification.

We are also permitted to apply for insurance on behalf of any director, officer, employee or other agent for liability arising out of his actions, whether or not the DGCL would permit indemnification.

Anti-Takeover Effect of Delaware Law, Certain By-Law Provisions

Certain provisions of our By-Laws are intended to strengthen the Board’s position in the event of a hostile takeover attempt.  These provisions have the following effects:

•
they provide that only business brought before an annual meeting by the Board or by a stockholder who complies with the procedures set forth in the By-Laws may be transacted at an annual meeting of stockholders; and

•	they provide for advance notice or certain stockholder actions, such as the nomination of directors and stockholder proposals.

We are subject to the provisions of Section 203 of the DGCL, an anti-takeover law.  In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner.  For purposes of Section 203, a “business combination” includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder, and an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior, did own, 15% or more of the voting stock.

Trading Information

Our common stock is currently approved for quotation on the OTC Bulletin Board maintained by the Financial Industry Regulatory Authority, Inc. under the symbol SSIN.OB, but is not trading.  We have notified the OTC Bulletin Board of our name change and will obtain a new symbol.  As soon as practicable, and assuming we satisfy all necessary initial listing requirements, we intend to apply to have our common stock listed for trading on the American Stock Exchange or The Nasdaq Stock Market, although we cannot be certain that any of these applications will be approved.

Transfer Agent

The transfer agent for our common stock is Island Stock Transfer, 100 Second Avenue, Suite 104N, St. Petersburg, Florida, 33701.

Item 4.01     Changes in Registrant’s Certifying Accountant.

On May 14, 2008, we dismissed Webb & Company, P.A. (“Webb”) as our independent accountants.   Webb had previously been engaged as the principal accountant to audit our financial statements.  The reason for the dismissal of Webb is that, following the consummation of the Merger on May 14, 2008, (i) the former stockholders of Abundantad owned a significant amount of the outstanding shares of our common stock and (ii) our primary business became the business previously conducted by Abundantad.  The independent registered public accountant of Abundantad was the firm of Burr, Pilger & Mayer (“BPM”).  We believe that it is in our best interest to have BPM continue to work with our business, and we therefore retained BPM as our new principal independent registered accounting firm, effective as of May 14, 2008.  BPM is located at 600 California Street, Suite 1300, San Francisco, California 94108.  The decision to change accountants was approved by our board of directors on May 14, 2008.

The report of Webb on our financial statements for the period from March 13, 2007 (inception) through March 31, 2008 did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles, except that the report was qualified as to our ability to continue as a going concern.

From our inception through March 31, 2008, there were no disagreements with Webb on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of Webb, would have caused it to make reference to the matter in connection with its reports.

From our inception through May 14, 2008, we did not consult BPM regarding either: (i) the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on our financial statements; or (ii) any matter that was the subject of a disagreement as defined in Item 304 of Regulation S-K.

We have made the contents of this Current Report on Form 8-K available to Webb and requested that Webb furnish us a letter addressed to the SEC as to whether Webb agrees or disagrees with, or wishes to clarify our expression of, our views, or containing any additional information.  A copy of Webb’s letter to the SEC is included as Exhibit 16.1 to this Current Report on Form 8-K.

Item 5.01    Changes in Control of Registrant.

Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item  5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Adex’s sole officer and director, Chad Allison, immediately prior to the Merger resigned from all positions with the Company as of May , effective upon the closing of the Merger.  Pursuant to the terms of the Merger Agreement, our new directors and officers are as set forth therein.  Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

(c)   Appointment of Directors

Effective May 14, 2008, the following persons were appointed as members of the Board of Directors:

NAME	AGE	POSITION
Mr. Ed Bernstein	56	Director
Mr. Scott Rewick	40	Director
Mr. Ed Roffman	58	Director

 Please see Section 2.01 of this current report, whose information is herein incorporated by reference.

Family Relationships

There are no relationships between the officers or directors of the Company.

(d) Appointment of Officers

Effective May 14, 2008, the newly appointed directors described above in Item 5.02(c) appointed the following persons as our executive officers, with the respective titles as set forth opposite his or her name below:

NAME	AGE	POSITION
Mr. Scott Rewick	40	Chief Executive Officer
Mr. Brian Carrozzi	30	Chief Operating Officer
Mr. Ben Zadik	33	Chief Financial Officer

 Please see Section 2.01 of this current report, whose information is herein incorporated by reference.

(e) Employment Agreements of the Executive Officers

The Company has not entered into a formal employment arrangement with the Executive Officers.

Item 5.03         Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

        On May 14, 2008, pursuant to the Agreement of Merger, the Board of Directors of Adex Media adopted a resolution by unanimous written consent changing its fiscal year end from May 31 to December 31.   This change was made to be consistent with the fiscal year of the merging company, Abundantad, Inc.

Item 5.06    Change in Shell Company Status.

Following the consummation of the Merger described in Item 2.01 of this Current Report on Form 8-K, we believe that we are not a shell corporation as that term is defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act.

Item 9.01    Financial Statements and Exhibits.

(a)           Financial Statements of Businesses Acquired.   In accordance with Item 9.01(a), Kim & Lim, LLC’s audited financial statements for the fiscal year ended December 31, 2007 and 2006, and (ii) Kim & Lim, LLC’s unaudited financial statements for the three-month interim period ended March 31, 2008 are filed in this Current Report on Form 8-K as Exhibit 99.1 and Exhibit 99.2, respectively.

(b)           Pro Forma Financial Information.  In accordance with Item 9.01(b), our pro forma financial statements are filed in this Current Report on Form 8-K as Exhibit 99.2.

(d)           Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description
2.1	Agreement of Merger and Plan of Reorganization, dated as of April 30, 2008, by and among SupportSpan, Adex Media, Inc., and Abundantad, Inc.
2.2	Certificate of Merger, merging Adex Media, Inc. with and into Abundantad, Inc., filed with the Secretary of State of the State of Delaware on May 14, 2008
2.3	Certificate of Merger, merging Adex Media, Inc. with and into Abundantad, Inc., filed with the Department of State of the State of Nevada on May 14, 2008
3.1	Certificate of Correction to Certificate of Incorporation for Adex Media, Inc.
3.2	By-laws *
10.1	Form of Directors and Officers Indemnification Agreement
10.2	Employment Agreement, dated May 14, 2008, by and between Abundantad, Inc. and Kim
10.3	Employment Agreement, dated May 14, 2008, by and between Abundantad, Inc. and Hom
10.4	Asset Purchase Agreement between Abundantad, Inc. and Kim & Lim, LLC
10.5	Resignation Letter from Chad Allison, dated May 14, 2008
10.6	Employee Stock Option Plan
16.1	Letter from Webb & Company, P.A., dated May 14, 2008
99.1	Kim & Lim, LLC financial statements for the fiscal years ended December 31, 2007 and 2006
99.2	Kim & Lim, LLC unaudited financial statements for the three months ended March 31, 2008
99.3	Pro forma unaudited consolidated financial statements as of March 31, 2008 and for the year ended December 31, 2007

*  Filed with the Form 8-K submitted on April 30, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  May 15, 2008

ADEX MEDIA, INC.

By:	/s/ Chad Allison
Chad Allison Chief Executive Officer